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                                                                    EXHIBIT 10.1

                              SEPARATION AGREEMENTS

The following is a list of executive officers who have entered into Separation Agreements with the Company in the form set below:

                                Martin A. Durant

                                 Fred W. Van Noy

                                Anthony J. Rhead

                              SEPARATION AGREEMENT

     This Separation Agreement, or "Agreement", is entered into by and between Carmike Cinemas, Inc., a Delaware corporation, and [Executive Name], or "Executive".

     WHEREAS, Executive currently is employed by Carmike as Carmike's [Executive's Position]; and

     WHEREAS, Carmike and Executive desire to set forth the terms and conditions which will be applicable if Carmike terminates Executive's employment without Cause before the beginning or after the end of his or her Protection Period; and

     WHEREAS, Carmike and Executive desire to set forth the terms and conditions which will be applicable if Carmike terminates Executive's employment without Cause or Executive resigns for Good Reason during his or her Protection Period;

     NOW, THEREFORE, in consideration of the mutual promises and agreements contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Carmike and Executive hereby agree as follows:

                                   Section 1.

                                   Definitions

     1.1 Board. The term "Board" for purposes of this Agreement shall mean the Board of Directors of Carmike.

     1.2 Base Salary. The term "Base Salary" for purposes of this Agreement shall mean Executive's base salary as in effect on the day before his or her employment terminates or, if higher, his or her highest base salary which was in effect on any date in the one (1) year period ending on the date Executive's employment terminates.

     1.3 Carmike. The term "Carmike" for purposes of this Agreement shall mean Carmike Cinemas, Inc. and any successor to Carmike.

     1.4 Cause. The term "Cause" for purposes of this Agreement:

          (a) shall before the beginning or after the end of Executive's Protection period mean:

               (1) Executive is convicted of, pleads guilty to, or confesses or otherwise admits to any felony or any act of fraud, misappropriation or embezzlement or Executive otherwise engages in a fraudulent act or course of conduct;

               (2) There is any act or omission by Executive involving malfeasance or negligence in the performance of Executive's duties and responsibilities for Carmike, or the exercise of Executive's powers as an executive of Carmike, where such act or omission is reasonably likely to materially and adversely affect Carmike's business;

               (3) (A) Executive breaches any of the provisions of Section 3 or
          (B) Executive violates any provision of any code of conduct adopted by Carmike which applies to Executive and any other Carmike employee if the consequence to such violation for any employee subject to such code of conduct ordinarily would be a termination of his or her employment by Carmike; and

               (4) any determination that "Cause" exists under this Section 1.4(a) shall be made in good faith by the affirmative vote of at least a majority of the members of the Board then in office at a meeting called and held for purposes of making such determination.

          (b) shall during Executive's Protection Period mean:

               (1) Executive is convicted of, pleads guilty to, or confesses or otherwise admits to any felony or any act of fraud, misappropriation or embezzlement or Executive otherwise engages in a fraudulent act or course of conduct which has a material and adverse effect on Carmike;

               (2) There is any act or omission by Executive involving malfeasance or gross negligence in the performance of Executive's duties and responsibilities for Carmike, or the exercise of Executive's powers as an executive of Carmike, where such act or omission actually has a material and adverse effect on Carmike's business;

               (3) (A) Executive breaches any of the provisions of Section 3 and such breach has a material and adverse effect on Carmike or (B) Executive violates any provision of any code of conduct adopted by Carmike which applies to Executive and any other Carmike employee if the consequence to such violation for any employee subject to such code of conduct clearly would have been a termination of his or her employment by Carmike; provided, however,

               (4) No such act or omission or event shall be treated as "Cause" under this Agreement unless (A) Executive has been provided a detailed, written statement of the basis for Carmike's belief such act or omission or event constitutes "Cause" and an opportunity to meet with the Board (together with Executive's counsel if Executive chooses to have Executive's counsel present at such meeting) after Executive has had a reasonable period in which to review such statement and, if the allegation is under Section 1.4(b)(2) or Section 1.4(b)(3), has had at least a thirty (30) day period to take corrective action and
          (B) the Board after such meeting (if Executive meets with the Board) and after the end of such thirty (30) day correction period (if applicable) determines reasonably and in good faith and by the affirmative vote of at least two thirds of the members of the Board then in office at a meeting called and held for such purpose that "Cause" does exist under this Agreement.

     1.5 Change in Control. The term "Change in Control" for purposes of this Agreement shall mean:

          (a) a "change in control" of Carmike of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A for a proxy statement filed under Section 14(a) of the Exchange Act as in effect on the date of this Agreement;

          (b) a "person" (as that term is used in 14(d)(2) of the Exchange Act) who becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly of securities representing 45% or more of the combined voting power for election of directors of the then outstanding securities of Carmike unless (i) such person is a signatory to the Shareholders' Agreement and (ii) such person becomes such a beneficial owner of such securities as a result of a transaction with one, or more than one, other person who is also a signatory to the Shareholders' Agreement;

          (c) the individuals who at the beginning of any period of two consecutive years or less (starting on or after the date of this Agreement) constitute Carmike's Board cease for any reason during such period to constitute at least a majority of Carmike's Board, unless the election or nomination for election of each new member of the Board was approved in advance by vote of at least two-thirds of the members of such Board then still in office who were members of such Board at the beginning of such period;

          (d) the shareholders of Carmike approve any reorganization, merger, consolidation or share exchange as a result of which the common stock of Carmike shall be changed, converted or exchanged into or for securities of another organization or any dissolution or liquidation of Carmike or any sale or the disposition of 50% or more of the assets or business of Carmike; or

          (e) the shareholders of Carmike approve any reorganization, merger, consolidation or share exchange with another corporation unless (i) the persons who were the beneficial owners of the outstanding shares of the common stock of Carmike immediately before the consummation of such transaction beneficially own more than 60% of the outstanding shares of the common stock of the successor or survivor corporation in such transaction immediately following the consummation of such transaction and (ii) the number of shares of the common stock of such successor or survivor corporation beneficially owned by the persons described in Section 1.5(e)(i) immediately following the consummation of such transaction is beneficially owned by each such person in substantially the same proportion that each such person had beneficially owned shares of Carmike common stock immediately before the consummation of such transaction, provided (iii) the percentage described in Section 1.5(e)(i) of the beneficially owned shares of the successor or survivor corporation and the number described in
     Section 1.5 (e)(ii) of the beneficially owned shares of the successor or survivor corporation shall be determined exclusively by reference to the shares of the successor or survivor corporation which result from the beneficial ownership of shares of common stock of Carmike by the persons described in Section 1.5(e)(i) immediately before the consummation of such transaction.

     1.6 Code. The term "Code" for purposes of this Agreement shall mean the Internal Revenue Code of 1986, as amended.

     1.7 Confidential or Proprietary Information. The term "Confidential or Proprietary Information" for purposes of this Agreement shall mean any secret, confidential, or proprietary information of Carmike (not otherwise included in the definition of Trade Secret in Section 1.16 of this Agreement) that has not become generally available to the public by the act of one who has the right to disclose such information without violating any right of Carmike.

     1.8 Disability. The term "Disability" for purposes of this Agreement means that Executive is unable as a result of a mental or physical condition or illness to perform the essential functions of Executive's job at Carmike even with reasonable accommodation for any consecutive 180-day period, all as reasonably determined by the Board.

     1.9 Effective Date. The term "Effective Date" for purposes of this Agreement shall mean the earlier of (1) the date which includes the "closing" of the transaction which makes a Change in Control effective if the Change in Control is made effective through a transaction which has a "closing" or (2) the date a Change in Control is first reportable in accordance with applicable law as effective to the Securities and Exchange Commission if the Change in Control is made effective other than through a transaction which has a "closing".

     1.10 Exchange Act. The term "Exchange Act" for purposes of this Agreement shall mean the Securities Exchange Act of 1934, as amended.

     1.11 Good Reason. The term "Good Reason" for purposes of this Agreement shall mean:

          (a) there is a reduction during Executive's Protection Period in Executive's base salary from Carmike or there is a reduction during Executive's Protection Period in Executive's combined opportunity to receive any incentive compensation and bonuses from Carmike without Executive's express written consent;

          (b) there is a reduction during Executive's Protection Period in the scope, importance or prestige of Executive's duties, responsibilities or authority at Carmike (other than as a result of a mere change in Executive's title if such change in title is consistent with the organizational structure of Carmike following a Change in Control) without Executive's express written consent;

          (c) Carmike at any time during Executive's Protection Period (without Executive's express written consent) transfers Executive's primary work site from Executive's primary work site at the beginning of his or her Protection Period to a new primary work site which is more than 10 miles from Executive's then current primary work site or, if Executive consents in writing to such a transfer under this Agreement, from the primary work site which was the subject of such consent, to a new primary work site which is more than 35 miles from Executive's then current primary work site unless such new primary work site is closer to Executive's primary residence than Executive's then current primary work site; or

          (d) Carmike fails (without Executive's express written consent) during Executive's Protection Period to continue to provide to Executive health and welfare benefits, deferred compensation benefits, executive perquisites and stock option and restricted stock grants that are in the aggregate comparable in value to those provided to Executive immediately prior to the beginning of his or her Protection Period; where

          (e) Any determination required under this Section 1.11 shall be made on a reasonable, good faith basis by Executive after giving the Chief Executive Officer of Carmike a reasonable opportunity to address and cure the basis for Executive's belief that he or she has "Good Reason" under this Section 1.11.

     1.12 Gross Up Payment. The term "Gross Up Payment" for purposes of this Agreement shall mean a payment to or on behalf of Executive which shall be sufficient to pay (a) any excise tax described in Section 4 in full, (b) any federal, state and local income tax and social security and other employment tax on the payment made to pay such excise tax as well as any additional taxes on such payment and (c) any interest or penalties assessed by the Internal Revenue Service on Executive which are related to the payment of such excise tax unless such interest or penalties are attributable to Executive's willful misconduct or gross negligence.

     1.13 Protection Period. The term "Protection Period" for purposes of this Agreement shall mean the period which begins on the date there is a Change in Control and ends on the earlier of (a) the second anniversary of the Effective Date for such Change in Control or (b) the later of (1) the date Carmike makes a formal, public announcement to Carmike's shareholders to the effect that the Change in Control will not become effective or (2) the date all action legally required to assure that there would be no Effective Date with respect to such Change in Control has been taken.

     1.14 Restricted Period. The term "Restricted Period" for purposes of this Agreement shall mean the period which starts on the date Executive's employment by Carmike terminates under circumstances which create an obligation for Carmike under Section 2 of this Agreement and which ends (a) on the second anniversary of such termination date or (b) on the first date following such a termination on which Carmike breaches any obligation to Executive under Section 2 of this Agreement, whichever period is shorter.

     1.15 Stockholders' Agreement. The term "Shareholders' Agreement" for purposes of this Agreement shall mean the agreement, dated as of January 31, 2002, by and among Carmike, Michael W. Patrick, GS Capital Partners III, L.P., GS Capital Partners III Offshore, L.P., Goldman Sachs & Co. Verwaltungs Gmbh, Bridge Street Fund 1998, L.P., Stone Street Fund 1998, L.P., the Jordan Trust, TJT(B), TJT(B) (Bermuda) Investment Company Ltd., David W. Zalaznick and Barbara Zalaznick, jt ten, Leucadia Investors, Inc. and Leucadia National Corporation as the then stockholders of Carmike.

     1.16 Trade Secret. The term "Trade Secret" for purposes of this Agreement shall mean information, including, but not limited to, technical or nontechnical data, a formula, a pattern, a compilation, a program, a device, a method, a technique, a drawing, a process, financial data, financial plans, product plans, or a list of actual or potential customers or suppliers that:

          (a) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use, and

          (b) is the subject of reasonable efforts by Carmike to maintain its secrecy.

                                   Section 2.

                            Compensation and Benefits

     2.1 Separation Benefit.

          (a) If Carmike at any time terminates Executive's employment without Cause or if Executive resigns during his or her Protection Period for Good Reason, then

          (b) Carmike shall pay Executive two (2.0) times Executive's Base Salary in equal monthly installments (subject to applicable tax withholdings) over the twenty-four (24) consecutive month period which starts on the date Executive's employment terminates;

          (c) (1) Each outstanding stock option granted to Executive by Carmike shall (notwithstanding the terms under which such option was granted) become fully vested and exercisable on the date Executive's employment so terminates and shall (notwithstanding the terms under which such option was granted) remain exercisable for the remaining term of each such option (as determined as if there had been no such termination of Executive's employment) or for the remainder of the period described in Section 2.1(b), whichever is less, subject to the same terms and conditions as if Executive had remained employed by Carmike for such term or such period (other than any term or condition which gives Carmike the right to cancel any such option) and (2) any restrictions on any outstanding restricted stock grants to Executive by Carmike immediately shall (notwithstanding the terms under which such grant was made) expire and Executive's right to such stock shall be non-forfeitable;

          (d) Carmike shall continue for the period described in Section 2.1(b) to provide to Executive the same health, dental and vision care coverage and life insurance coverage as Executive was provided under Carmike's employee benefit plans, policies and practices on the day before Executive's employment terminated or, at Executive's election, on any date in the one (1) year period which ends on the date of such termination of employment; provided (1) if Carmike cannot provide such coverage under Carmike's employee benefit plans, policies or programs, Carmike either shall provide such coverage and benefits to Executive outside such plans, policies and programs at no additional expense or tax liability to Executive or shall reimburse Executive for Executive's cost to purchase such coverage and benefits and for any tax liability for such reimbursements and (2) Executive at the end of the period described in
     Section 2.1(b) shall have the right to elect healthcare continuation coverage under Section 4980B of the Code and the corresponding provisions of the Employee Retirement Income Security Act of 1974, as amended, as if his or her employment had terminated at the end of such period.

     2.2 No Increase in Other Benefits. If Executive's employment terminates under the circumstances described in Section 2.1(a), Executive expressly waives Executive's right, if any, to have any payment made under Section 2.1 taken into account to increase the benefits otherwise payable to, or on behalf of, Executive under any employee benefit plan, policy or program, whether qualified or nonqualified, maintained by Carmike.

     2.3 Termination in Anticipation of a Change in Control. Executive shall be treated under Section 2.1 as if Executive had resigned for Good Reason during Executive's Protection Period if

          (1) Executive resigns for what would have been Good Reason if his or her resignation had been tendered during his or her Protection Period,

          (2) such resignation is effective at any time in the sixty (60) day period which ends on the date of a Change in Control, and

          (3) there is an Effective Date for such Change in Control.

     2.4 Death or Disability. Executive agrees that Carmike will have no obligation to Executive under this Section 2 if Executive's employment terminates exclusively as a result of Executive's death or a Disability.

                                   Section 3.

                              Restrictive Covenants

     3.1 No Solicitation of Suppliers or Vendors

     Executive will not, during the Restricted Period, for purposes of competing with Carmike, solicit or seek to solicit on Executive's own behalf or on behalf of any other person, firm, or corporation which engages, directly or indirectly, in providing goods or services to Carmike, including movies, popcorn and other concession stand products, and the equipment to show movies and prepare popcorn and other concession stand products, and with whom Executive had a personal business interaction, at any time during the two (2) years immediately prior to the termination of Executive's employment by Carmike.

     3.2 Antipirating of Employees

     Executive will not during the Restricted Period employ or seek to employ on Executive's own behalf or on behalf of any other person, firm or corporation that engages, directly or indirectly, in exhibiting motion pictures, any person who was employed by Carmike in an executive, managerial, or supervisory capacity during the term of Executive's employment by Carmike, with whom Executive had business dealings during the two (2) year period which ends on the date Executive's employment by Carmike terminates (whether or not such employee would commit a breach of contract), and who has not ceased to be employed by Carmike for a period of at least one (1) year.

     3.3 Trade Secrets and Confidential or Proprietary Information

     Executive hereby agrees that Executive will hold in a fiduciary capacity for the benefit of Carmike, and will not directly or indirectly use or disclose, any Trade Secret that Executive may have acquired during the term of Executive's employment by Carmike for so long as such information remains a Trade Secret even if such information remains a Trade Secret after the expiration of the Restricted Period.

     Executive in addition agrees that Executive during the Restricted Period will hold in a fiduciary capacity for the benefit of Carmike, and will not directly or indirectly use or disclose, any Confidential or Proprietary Information that Executive may have acquired (whether or not developed or compiled by Executive and whether or not Executive was authorized to have access to such information) during the term of, in the course of, or as a result of Executive's employment by Carmike.

     3.4 Reasonable and Necessary Restrictions

     Executive acknowledges that the restrictions, prohibitions and other provisions set forth in this Agreement, including without limitation the Restricted Period, are reasonable, fair and equitable in scope, terms and duration; are necessary to protect the legitimate business interests of Carmike; and are a material inducement to Carmike to enter into this Agreement. Executive covenants that Executive will not challenge the enforceability of this Agreement nor will Executive raise any equitable defense to its enforcement.

     3.5 Specific Performance

     Executive acknowledges that the obligations undertaken by him or her pursuant to this Agreement are unique and that Carmike likely will have no adequate remedy at law if Executive shall fail to perform any of Executive's obligations under this Agreement, and Executive therefore confirms that Carmike's right to specific performance of the terms of this Agreement is essential to protect the rights and interests of Carmike. Accordingly, in addition to any other remedies that Carmike may have at law or in equity, Carmike will have the right to have all obligations, covenants, agreements and other provisions of this Agreement specifically performed by Executive, and Carmike will have the right to obtain preliminary and permanent injunctive relief to secure specific performance and to prevent a breach or contemplated breach of this Agreement by Executive, and Executive submits to the jurisdiction of the courts of the State of Georgia for this purpose.

                                   Section 4.

                                 Tax Protection

     If Carmike or Carmike's independent accountants determine that any payments and benefits called for under this Agreement together with any other payments and benefits made available to Executive by Carmike will result in Executive being subject to an excise tax under Section 4999 of the Code or if such an excise tax is assessed against Executive as a result of any such payments and other benefits, Carmike shall make a Gross Up Payment to or on behalf of Executive as and when any such determination or assessment is made, provided Executive takes such action (other than waiving Executive's right to any payments or benefits in excess of the payments or benefits which Executive has expressly agreed to waive under this Section 4) as Carmike reasonably requests under the circumstances to mitigate or challenge such tax; provided, however, if Carmike or Carmike's independent accountants make such a determination and, further, determine that Executive will not be subject to any such excise tax if Executive waives Executive's right to receive a part of such payments or benefits and such part does not exceed $10,000, Executive shall irrevocably waive Executive's right to receive such part if an independent accountant or lawyer retained by Executive and paid by Carmike agrees with the determination made by Carmike or Carmike's independent accountants with respect to the effect of such reduction in payments or benefits. Any determinations under this Section 4 shall be made in accordance with Section 280G of the Code and any applicable related regulations (whether proposed, temporary or final) and any related Internal Revenue Service rulings and any related case law and, if Carmike reasonably requests that Executive take action to mitigate or challenge, or to mitigate and challenge, any such tax or assessment (other than waiving Executive's right to any payments or benefits in excess of the payments or benefits which Executive has expressly agreed to waive under this Section 4) and Executive complies with such request, Carmike shall provide Executive with such information and such expert advice and assistance from Carmike's independent accountants, lawyers and other advisors as Executive may reasonably request and shall pay for all expenses incurred in effecting such compliance and any related fines, penalties, interest and other assessments.

                                   Section 5.

                            Miscellaneous Provisions

     5.1 Assignment. This Agreement is for the personal services of Executive, and the rights and obligations of Executive under this Agreement are not assignable in whole or in part by Executive without the prior written consent of Carmike. This Agreement is assignable in whole or in part to any parent, subsidiaries, or affiliates of Carmike, but only if such person or entity is financially capable of fulfilling the obligations of Carmike under this Agreement, and Carmike as part of any Change in Control which is made effective through a transaction for which there is a "closing" shall assign Carmike's obligations under this Agreement to Carmike's successor and such successor shall expressly agree to such assignment or Carmike on or before the Effective Date for such Change in Control shall (without any further action on the part of Executive) begin making the payments described in Section 2.1(b) (in addition to and not in lieu of any other payments due Executive) and take the action called for in Section 2.1(c) of this Agreement as if Executive had been terminated without Cause on the Effective Date for such Change in Control without regard to whether Executive's employment actually has terminated.

     5.2 Disputes.

          (a) Governing Law and Courts. This Agreement will be governed by and construed under the laws of the State of Georgia (without reference to the choice of law principles under the laws of the State of Georgia). Executive consents to jurisdiction and venue in the state and federal courts in the State of Georgia which sit in Columbus, Georgia for any action arising from a dispute under this Agreement, and for any such action brought in such a court, expressly waives any defense Executive might otherwise have based on lack of personal jurisdiction or improper venue, or that the action has been brought in an inconvenient forum.

          (b) Arbitration. Carmike shall have the right to obtain an injunction or other equitable relief arising out of Executive's breach of the provisions of Section 3 of this Agreement. However, any other controversy or claim arising out of or relating to this Agreement or any alleged breach of this Agreement shall be settled by binding arbitration in Columbus, Georgia in accordance with the rules of the American Arbitration Association then applicable to employment-related disputes and any judgment upon any award, which may include an award of damages, may be entered in the highest state or federal court having jurisdiction over such award. In the event of the termination of Executive's employment, his or her sole remedy shall be arbitration under this Section 5.2(b) and any award of damages shall be limited to recovery of lost compensation and benefits provided for in this Agreement. No punitive damages may be awarded to Executive. Carmike shall be responsible for paying all reasonable fees of the arbitrator.

     5.3 Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

     5.4 Headings; References. The headings and captions used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. Any reference to a section (Section) shall be to a section (Section) of this Agreement unless there is an express reference to a section (Section) of the Code or the Exchange Act, in which event the reference shall be to the Code or to the Exchange Act, whichever is applicable.

     5.5 Attorneys Fees. If any action at law or in equity is necessary for Executive to enforce or interpret the terms of this Agreement with respect to claims related to his or her Protection Period, Carmike shall pay Executive's reasonable attorneys' fees and other reasonable expenses incurred with respect to such action. If any other action is taken with respect to this Agreement, Carmike shall bear its own attorneys' fees and expenses and Executive shall bear Executive's own attorneys' fees and expenses.

     5.6 Amendments and Waivers. Except as otherwise specified in this Agreement, this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of Carmike and Executive.

     5.7 Severability. Any provision of this Agreement held to be unenforceable under applicable law will be enforced to the maximum extent possible, and the balance of this Agreement will remain in full force and effect.

     5.8 Entire Agreement. This Agreement constitutes the entire understanding and agreement of Carmike and Executive with respect to the transactions contemplated in this Agreement, and this Agreement supersedes all prior understandings and agreements between Carmike and Executive with respect to such transactions.

     5.9 Notices. Any notice required under this Agreement to be given by either Carmike or Executive will be in writing and will be deemed effectively given upon personal delivery to the party to be notified or five (5) days after deposit with the United States post office by registered or certified mail, postage prepaid, to the other party at the address set forth below or to such other address as either party may from time to time designate by ten (10) days advance written notice pursuant to this Section 5.9. Any such written notice shall be directed as follows:

     If to Carmike:

     Carmike Cinemas, Inc.
     1301 First Avenue
     Columbus, Georgia  331901
     Attention:  Chief Financial Officer
     If to Executive:

     To Executive at his or her most recent
     address provided by Executive to Carmike

     5.10 Binding Effect. This Agreement shall be for the benefit of, and shall be binding upon, Carmike and Executive and their respective heirs, personal representatives, legal representatives, successors and assigns, subject, however, to the provisions in Section 5.1 of this Agreement.

     5.11 Not an Employment Contract. This Agreement is not an employment contract and shall not give Executive the right to continue in employment by Carmike for any period of time or from time to time. Moreover, this Agreement shall not adversely affect the right of Carmike to terminate Executive's employment with or without cause at any time.

     5.12 Term.

          (a) General Rule. Subject to Section 5.12(b), the initial term of this Agreement shall be a three (3) year term which starts on the date of this Agreement, and this initial term automatically shall be extended for one additional year on the second anniversary of the date of this Agreement and for one additional year on each anniversary date thereafter unless Carmike on or before any such anniversary date advises Executive that there will be no such extension on such anniversary date.

          (b) Special Rule. If Executive has a right to any compensation or benefits under Section 2 before the term of this Agreement expires under
     Section 5.12(a), the term of this Agreement shall continue until Executive agrees that all of Carmike's obligations to Executive under this Agreement have been satisfied in full or a court of competent jurisdiction makes a final determination that Carmike has no further obligations to Executive under this Agreement, whichever comes first.

     IN WITNESS WHEREOF, Carmike and Executive have executed this Agreement effective as of this ___ day of_______________, 2003.


                                CARMIKE CINEMAS, INC.


                                By:
                                   ---------------------------------------------


                                EXECUTIVE



                                ------------------------------------------------